UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 7, 2019

MYOMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38109	47-0944526

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Broadway, 14th Floor, Cambridge, MA	02142

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 996-9058

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

On February 7, 2019, Myomo, Inc. (“we” or the “Company”) issued a press release announcing the commencement of an offering of shares of its common stock (the “Offering”). In connection with the Offering, the Company filed a preliminary prospectus supplement to the base prospectus included in the Company’s shelf registration statement on Form S-3 (No. 333-226045), filed with the SEC on July 2, 2018 and declared effective by the SEC on July 16, 2018.

In the preliminary prospectus supplement, we announced that our cash, cash equivalents and short-term investments was approximately $6.5 million at December 31, 2018, as compared to $13.0 million and $9.1 million at December 31, 2017 and September 30, 2018, respectively. In addition, we estimate that, for the three months and year ended December 31, 2018, total revenues were $0.9 million and $2.4 million, respectively. In addition, we estimate that as of December 31, 2018, we had 306 MyoPro units in the reimbursement process, after adding 139 units in the fourth quarter of 2018.

This financial data as of and for the three months and year ended December 31, 2018 is preliminary and may change, and is based on information available to management as of the date of the preliminary prospectus supplement and is subject to completion by management of our financial statements as of and for the year ended December 31, 2018. We have provided estimates for preliminary revenues described above primarily because our financial closing procedures for the year ended December 31, 2018 are not yet complete. There can be no assurance that our final results of operations for this period or cash position as of December 31, 2018 will not differ from these estimates, including adjustments as a result of the customary year-end review process and any such changes could be material. The preliminary results of operations for the year ended December 31, 2018 are not necessarily indicative of the results to be achieved for any future period.

Our independent registered public accountants have not audited, reviewed or performed any procedures with respect to such preliminary financial data and accordingly do not express an opinion or any other form of assurance with respect thereto. These results could change as a result of further review. Complete quarterly results will be announced during our full year financial results conference call and included in our Annual Report on Form 10-K for the year ended December 31, 2018.

The information set forth in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2019	MYOMO, INC.

	By:	/s/ Paul R. Gudonis
Paul R. Gudonis
President and Chief Executive Officer